RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

LAURUS MASTER FUND, LTD.

c/o M&C Corporate Services Limited

P.O. Box 309 GT, Ugland House,

South Church Street,

George Town, Grand Cayman,

Cayman Islands

THIS DOCUMENT TO BE RECORDED BOTH AS

A DEED OF TRUST AND FIXTURE FILING

THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN

PROVISIONS FOR A VARIABLE RATE OF INTEREST

STATE OF CALIFORNIA

)

) ss.

COUNTY OF SONOMA

)

DEED OF TRUST,  ASSIGNMENT OF RENTS, SECURITY AGREEMENT and FIXTURE FILING made this 7th day of July , 2005, between 360 VIANSA LLC, a Nevada limited liability company ("Trustor") having an office at 1 Kirkland Ranch Rd, Napa CA 94558, as trustor, and FIRST AMERICAN TITLE COMPANY, as trustee ("Trustee") and LAURUS MASTER FUND, LTD., a Cayman Islands corporation, c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

WITNESSETH

THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING UNDER THE LAWS OF THE STATE OF CALIFORNIA.  TO THE EXTENT THE GOODS ARE FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA, THE FIXTURES ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF SONOMA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO, COMMONLY KNOWN BY THE STREET ADDRESS:  25200 ARNOLD DRIVE, SONOMA, CALIFORNIA 95476.  THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS 360 VIANSA LLC, A NEVADA LIMITED LIABILITY COMPANY.

FOR THE PURPOSE OF SECURING (a) the payment of an indebtedness in the amount of (i) Three Million Dollars ($3,000,000), to be paid in accordance with the terms and with

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interest as set forth in that certain Secured Revolving Note (hereinafter referred to as the "Revolving Note"), of even date herewith, made by Trustor to the order of Laurus Master Fund, Ltd. (Laurus Master Fund, Ltd. and any subsequent holder of the Note being hereinafter referred to as "Beneficiary") and all modifications, extensions and/or renewals thereof, (ii) Five Hundred Thousand Dollars ($500,000), to be paid in accordance with the terms and with interest as set forth in that certain Secured Convertible Minimum Borrowing Note (hereinafter referred to as the "Minimum Borrowing Note"), of even date herewith, made by Trustor to the order of Beneficiary, and all modifications, extensions and/or renewals thereof, (iii) Thirty Four Million Five Hundred Thousand Dollars ($34,500,000), to be paid in accordance with the terms and with interest as set forth in that certain Secured Convertible Term Note (hereinafter referred to as the "Term Note"), of even date herewith, made by Trustor to the order of Beneficiary, and all modifications, extensions and/or renewals thereof (the Revolving Note, the Minimum Borrowing Note and the Term Note are hereafter collectively referred to as “Notes,” and individually as “Note”), (b) the payment and performance of all indebtedness and obligations of Trustor arising under this Deed of Trust, including, without limitation, those contained in Section 1.27 hereof, and other documents executed by Trustor in connection herewith, (c) payment of any money advanced by Beneficiary to Trustor, or its successors, with interest thereon, evidenced by additional notes (indicating that they are so secured) or by endorsement of the original Notes, executed by Trustor or its successor, and (d) the payment and performance by Trustor of all Obligations (as such term is defined in that certain Security And Purchase Agreement by and among Beneficiary, on the one hand, and Trustor and other entities stated therein, on the other hand, and all modifications, extensions and/or renewals thereof (the "Agreement")) of Trustor (but exclusive of any Obligations of any Eligible Subsidiary or any party other than Trustor to the Agreement), Trustor has granted, mortgaged, bargained, sold, alienated, enfeoffed, released, conveyed and confirmed, and by these presents does grant, mortgage, bargain, sell, alienate, enfeoff, release, convey and confirm unto the Trustee, in trust, WITH POWER OF SALE, all its estate, right, title and interest in, to and under any and all of the property located in the County of Sonoma, State of California, and more particularly described in Exhibit A attached hereto and made a part hereof, including all easements, rights, privileges, tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim, demand, reversion or remainder whatsoever of Trustor therein or thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, including, without limitation, all and singular the ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the property, any and all minerals, mineral rights and reservations, including, but not limited to granite (collectively, the "Land");

TOGETHER with all of the right, title and interest of Trustor in and to all buildings, structures and improvements now or hereafter erected on the Land including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever now or hereafter located on or forming part of said buildings, structures and improvements (collectively, the "Improvements"; the Land and Improvements being hereinafter collectively referred to as the "Premises");

TOGETHER with all of the right, title and interest of Trustor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Premises;

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TOGETHER with any and all award and awards heretofore made or hereafter to be made by any governmental authorities to the present and all subsequent owners of the Premises which may be made with respect to the Premises as a result of the return of excess taxes paid on the Mortgaged Property, the exercise of the right of eminent domain, the alteration of the grade of any street or any other injury to or decrease of value of the Premises, which said award or awards are hereby assigned to Beneficiary and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award or awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same as hereinafter provided; and Trustor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Trustor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards to Beneficiary free, clear and discharged of any and all encumbrances of any kind or nature whatsoever;

TOGETHER with all goods, equipment, machinery, furniture, furnishings, fixtures, appliances, inventory, building materials, chattels and articles of personal property (other than personal property which is or at any time has become Hazardous Substances, as hereinafter defined), including any interest therein, now or at any time hereafter affixed to, attached to, or used in any way in connection with or to be incorporated at any time into the Premises, or placed on any part thereof but not attached or incorporated thereto, together with any and all replacements thereof, appertaining and adapted to the complete and compatible use, enjoyment, occupancy, operation or improvement of the Premises (collectively, the "Chattels");

TOGETHER with leases of the Premises or the Chattels or any part thereof now or hereafter entered into and all right, title and interest of Trustor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder (whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms) and all rights to all insurance proceeds and unearned premiums arising from or relating to the Premises and all other rights and easements of Trustor now or hereafter existing pertaining to the use and enjoyment of the Premises and all right, title and interest of Trustor in and to all declarations of covenants, conditions and restrictions as may affect or otherwise relate to the Premises;

TOGETHER with all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Premises, and all deposits and other proceeds thereof;

TOGETHER with all permits, plans, licenses, specifications, subdivision rights, tentative tract maps, final tract maps, security interests, contracts, contract rights or other rights as may affect or otherwise relate to the Premises;

TOGETHER with all rights of Trustor in or to any fund, program or trust monies and any reimbursement therefrom directly or indirectly established, maintained or administered by any governmental authority or any other individual or entity which is designed to or has the effect of providing funds (whether directly or indirectly or as reimbursement) for the repair or replacement of storage tanks (whether above or below ground) located on the Premises or the

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remediation or cleanup of any spill, leakage or contamination from any such tank or resulting from the ownership, use or maintenance of any such tank or to compensate third parties for any personal injury or property damage;

TOGETHER with all rents, issues, profits, revenues, income and other benefits to which Trustor may now or hereafter be entitled from the Premises or the Chattels (which Premises, titles, interests, awards, Chattels, easements, rents, income, benefits, ways, waters, rights, powers, liberties, privileges, utilities, tenements, hereditaments, appurtenances, reversions, remainders, rents, issues, profits, estate, property, possession, claims and demands, are hereinafter collectively referred to as the "Mortgaged Property");

TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, its successors and assigns forever.

ARTICLE I

And Trustor further covenants with the Trustee and Beneficiary as follows:

SECTION 1.01  Trustor has good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge, or encumbrance except such as are approved by Beneficiary; that it owns the Chattels free and clear of liens and claims; that this Deed of Trust is and will remain a valid and enforceable first and prior lien on the Mortgaged Property subject only to the exceptions referred to above; and that neither the entry nor the performance of and compliance with this Deed of Trust, the Notes, or the Agreement has resulted or will result in any violation of, or be in conflict with, or result in the creation of any deed of trust, lien, encumbrance or charge (other than those created by the execution and delivery of, or permitted by, this Deed of Trust, the Notes or the Agreement) upon any of the properties or assets of Trustor, or constitute a default under any deed of trust, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to Trustor.  Trustor has full power and lawful authority to convey the Mortgaged Property in the manner and form herein done or intended hereafter to be done and will preserve such title, and will forever preserve, warrant and defend the same unto the Trustee and Beneficiary, and will forever preserve, warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

SECTION 1.02  1)  Trustor will, at its sole cost and expense, and without expense to the Trustee or Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as the Trustee or Beneficiary shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting and confirming unto the Trustee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to the Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver, and hereby authorizes Beneficiary to execute in the name of Trustor, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Chattels.

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(b)

Trustor will pay all filing, registration or recording fees, all federal, state, county and municipal stamp taxes and other fees, taxes, duties, imposts, assessments and all other charges incident to, arising out of or in connection with the preparation, execution, delivery and enforcement of the Notes, the Agreement, this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

SECTION 1.03  Trustor will punctually pay the principal and interest and all other sums to become due in respect of the Notes and the Agreement at the time and place and in the manner specified therein, all in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts.

SECTION 1.04  Trustor will, so long as it is owner of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or partnership, as the case may be, under the laws of the state of its formation, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Trustor or to the Mortgaged Property or any part thereof.

SECTION 1.05  All right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, or constructed, assembled or placed by Trustor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further grant, conveyance, assignment or other act by Trustor, shall become subject to the first and prior lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described in the granting clause hereof, but at any and all times Trustor will execute and deliver to Beneficiary any and all such further assurances, deeds of trust, conveyances or assignments thereof with respect thereto as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

SECTION 1.06  2)  Trustor, from time to time when the same shall become due, will pay and discharge, or cause to be paid and discharged, all taxes and governmental charges of every kind and nature that may at any time be assessed or levied against or with respect to the indebtedness secured by, and any other amounts payable pursuant to, this Deed of Trust, or any part of such indebtedness or amounts, the Mortgaged Property or any part thereof including, without limiting the generality of the foregoing, real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public or governmental charges whether of a like or different nature, imposed upon or assessed or levied against Trustor or the Mortgaged Property or any part thereof or interest therein or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.  Trustor will, upon the request of Beneficiary, deliver to Beneficiary receipts evidencing the payment, before any penalties accrued thereon, of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against

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it, this Deed of Trust, or the Mortgaged Property or the revenues, rents, issues, income or profits thereof.

(b)

Beneficiary may, at its option, to be exercised by ten (10) days prior written notice to Trustor (unless such notice is given at the time of the execution of this Deed of Trust), require the deposit by Trustor, at the time that the payment of each regular installment of interest and/or principal is required to be paid pursuant to the terms of the Notes or the Agreement of an additional amount sufficient to (i) discharge Trustor's obligations under subsection (a) hereof, and (ii) pay for premiums of insurance required to be maintained by Trustor pursuant to Section 1.07 hereof, on a date which is thirty (30) days prior to the respective dates on which the same or any of them would be payable.  The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary, so that the aggregate of the deposits shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion.  Such amounts shall be held by Beneficiary without interest and applied to the payment of the items in respect to which such amounts were deposited or, at the option of Beneficiary, to the payment of said items in such order or priority as Beneficiary shall determine, on or before the respective dates on which the same or any of them would become delinquent.  All such amounts so deposited shall not be deemed to be held by Beneficiary in escrow and may be commingled with the funds of Beneficiary and applied pursuant hereto.  If one (1) month prior to the due date of the aforementioned amounts the amount then on deposit therefor shall be insufficient for the payment of such item in full, Trustor within ten (10) days after demand shall deposit the amount of the deficiency with Beneficiary.  Upon the occurrence of an Event of Default, Beneficiary shall be entitled to apply all sums held by Beneficiary pursuant to this Section to the payment of the indebtedness secured hereby, in such order as Beneficiary shall elect.  Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any provisions of this Deed of Trust or of any statute or rule or law to pay any such amount to the extent the sums deposited by Trustor are not sufficient therefor.

(c)

Trustor will pay from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien and security interest hereof shall be fully preserved, at the cost of Trustor, without expense to Beneficiary.

SECTION 1.07  3)  Trustor will obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Beneficiary may require, but in any event in amounts sufficient to prevent Trustor from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damage insurance against any loss, liability or damage on, about or relating to the Premises, in an amount of not less than two million dollars ($2,000,000.00), (iii) rent insurance covering gross rent for a minimum of a 12-month period, (iv) if the property is in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, the Improvements shall be insured by flood insurance that is provided under the National Flood Insurance Program in an amount of at

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least equal to either the outstanding balance of the Notes or the maximum balance of flood insurance under the National Flood Insurance Program that is available, whichever is less -- such flood insurance shall be maintained during such time that the National Flood Insurance Program insurance is available, and (v) such other risks as Beneficiary may require.  Replacement cost shall, at Beneficiary's option, be redetermined by an insurance appraiser, satisfactory to Beneficiary, not more frequently than once every twelve (12) months, at Trustor's cost.  Such insurance shall be written by companies of recognized financial standing, satisfactory to Beneficiary, which are authorized to do an insurance business in the State of California.  Such insurance shall be in form satisfactory to Beneficiary, shall with respect to hazard insurance and such other insurance as Beneficiary shall specify, name as the loss payee thereunder Trustor and Beneficiary, as their interests may appear, and shall contain a California form 438 BFU (NS) mortgagee endorsement or its local equivalent.  Regardless of whether required herein, Trustee shall have a security interest in any and all insurance obtained by Trustor or any lessee of all or a portion of the Mortgaged Property. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice to Beneficiary and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Trustor or Beneficiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Trustee or Beneficiary pursuant to this Deed of Trust upon the happening of an Event of Default or (iii) any change in title or ownership of the Mortgaged Property.  Original policies or certificates thereof satisfactory to Beneficiary evidencing such insurance shall be delivered to Beneficiary at least thirty (30) days prior to the expiration of the existing policies.  Trustor shall give Beneficiary prompt notice of any loss covered by such insurance and Beneficiary shall have the right to join Trustor in adjusting any loss.  If there shall have occurred an Event of Default, Beneficiary shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Trustor whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any such insurance shall be paid over to Beneficiary to be applied at the option of Beneficiary either to the prepayment of the Notes, without premium, or to payment of any sums due pursuant to the terms of the Agreement in such order as Beneficiary may elect, or shall be disbursed to Trustor under stage payment terms satisfactory to Beneficiary for application to the cost of repairs, replacements or restorations (collectively, "restorations") of the Improvement or Chattel so damaged or destroyed.  All restorations of the Improvement or Chattel so damaged or destroyed shall be effected with reasonable promptness and shall be of a value at least equal to the value of the Improvement or Chattel so damaged or destroyed prior to such damage or destruction.  Upon the occurrence of an Event of Default, all prepaid premiums shall be the sole and absolute property of Beneficiary to be applied by Beneficiary to the payment of the indebtedness secured hereby, in such order as Beneficiary shall elect.

(b)

Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.07, unless Beneficiary is included thereon as named insured with loss payable to Beneficiary under a standard California 438 BFU (NS) mortgagee endorsement, or its local equivalent.  Trustor shall immediately notify Beneficiary whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

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SECTION 1.08  In the event of the passage, after the date of this Deed of Trust, of any law of the State of California deducting from the value of the Mortgaged Property for the purpose of taxing the amount of any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust, or debts secured thereby, for state or local purposes, or the manner of operation of any such taxes so as to adversely affect the interest of Beneficiary, then and in such event, Trustor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Trustor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Notes, the Agreement or the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Notes, the Agreement, or this Deed of Trust, or otherwise, Beneficiary may, at its option, upon thirty (30) days' written notice to Trustor, (i) declare the whole indebtedness secured by this Deed of Trust, with interest thereon, to be immediately due and payable, or (ii) pay that amount or portion of such taxes as renders the Notes, the Agreement, or the indebtedness secured hereby unlawful or usurious, in which event Trustor shall concurrently therewith pay the remaining lawful non-usurious portion or balance of said taxes.

SECTION 1.09  Trustor will not (i) further encumber, sell, convey or transfer any interest in, or any part of, the Mortgaged Property, or (ii) transfer the presently existing ownership interests in Trustor (including, without limitation, partnership or stock ownership interests, as the case may be) so as to effectively transfer control of Trustor named herein to any other person, firm, corporation or other entity, without the prior written consent of Beneficiary.  Any such encumbrance, sale, conveyance or transfer made without Beneficiary's prior written consent shall be an Event of Default hereunder.  At Beneficiary's option, Beneficiary's consent to a further encumbrance or transfer shall be subject to an increase in interest rate, modification of loan terms and/or the payment of a fee.

SECTION 1.10  Beneficiary and the Trustee shall have access to and the right to inspect the Premises and Chattels at all reasonable times.

SECTION 1.11  Trustor shall comply with all applicable restrictive covenants, zoning and subdivision ordinances and building codes, all health and environmental laws and regulations and all other applicable laws, rules, regulations, requirements, directions, orders and notices of violations issued by any governmental agency, body or officer relating to or affecting the Premises or the business or activity being conducted thereon whether by Trustor or by any occupant thereof.

SECTION 1.12  If Trustor shall fail to perform any of the covenants contained herein on its part to be performed, Beneficiary may, but shall not be required to, make advances to perform the same, or cause the same to be performed, on Trustor's behalf, and all sums so advanced shall bear interest, from and after the date advanced until repaid, at the lower of (i) the maximum rate permitted by law or (ii) the default rate set forth in the Notes, shall be a lien upon the Mortgaged Property and shall, at Beneficiary's option, be added to the indebtedness secured hereby.  Trustor will repay on demand all sums so advanced on its behalf with interest at the rate herein set forth.  This Section 1.12 shall not be construed as preventing any default by Trustor in the observance of any covenant contained in this Deed of Trust from constituting an Event of Default hereunder.

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SECTION 1.13  4)  Trustor will keep adequate records and books of account in accordance with generally accepted accounting principles and practices and will permit Beneficiary, by its agents, accountants and attorneys, to examine Trustor's records and books of account and to discuss the affairs, finances and accounts of Trustor with Trustor, at such reasonable times as may be requested by Beneficiary.

(b)

Trustor and all guarantors of the Notes and/or the obligations under the Agreement (collectively, "Guarantor"), if any, will deliver to Beneficiary within ninety (90) days after the close of each fiscal year, a balance sheet and statement of profit and loss, prepared by an independent certified public accountant satisfactory to Beneficiary, setting forth in each case, in comparative form, figures for the preceding year which statements shall be accompanied by the unqualified opinion of such accountant as to the accuracy thereof.  Throughout the term of this Deed of Trust, Trustor and Guarantor, if any, with reasonable promptness, will deliver to Beneficiary such other information with respect to Trustor as Beneficiary may from time to time request.  All financial statements of Trustor and/or Guarantor shall be prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis and shall be delivered in duplicate.  At the time of the delivery of such statements, and at any other time upon five (5) days prior written request of Beneficiary, Trustor shall deliver to Beneficiary a certificate of Trustor, dated within three (3) days of delivery of such statements, or the date of such request, as the case may be, setting forth the amount of principal and interest due on the Notes, whether any offset or defense exists against such indebtedness and stating that such person knows of no Event of Default which has occurred and is continuing, or, if any such Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Trustor has taken or proposes to take with respect thereto, and except as otherwise specified, stating that Trustor has fulfilled all its obligations under this Deed of Trust which are required to be fulfilled on or prior to the date of such certificate.

SECTION 1.14  Trustor will not commit any waste at or with respect to the Mortgaged Property nor will Trustor do or fail to do anything which will in any way increase the risk of fire or other hazard to the Premises, Improvements or Chattels or to any part thereof.  Trustor will, at all times, maintain the Improvements and Chattels in good order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end.  Improvements shall not be removed, demolished or materially altered, nor shall any Chattels be removed without the prior written consent of Beneficiary, provided, however, that if there shall not have occurred an Event of Default, Trustor may make appropriate replacements of Chattels, free of superior title, liens and claims, provided such replacements are immediately made and are of a value at least equal to the value of the Chattels removed.

SECTION 1.15  Trustor will immediately notify Beneficiary of the institution of any proceeding for the condemnation or taking by eminent domain of the Mortgaged Property, or any portion thereof.  The Trustee and Beneficiary may participate in any such proceeding and Trustor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation.  In the event of such condemnation proceedings, or a conveyance in lieu of such taking, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary.  Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid, but shall

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have no right to bind Trustor or to make settlement of its claim, except to the extent of the interest of the Trustee and Beneficiary.  In any such condemnation proceedings the Trustee and Beneficiary may be represented by counsel selected by Beneficiary.  The proceeds of any award or compensation so received after reimbursement of any expenses incurred by Beneficiary in connection with such proceedings, shall, at the option of Beneficiary, be applied, without premium, to the repayment of the Notes and/or the sums due under the Agreement in such order as Beneficiary may in its sole discretion elect (regardless of interest payable on the award by the condemning authority), or to the cost of restoration of the Improvement or Chattel so taken and other terms as shall be satisfactory to Beneficiary.

SECTION 1.16  The assignment of rents, income and other benefits (collectively, "rents") contained in the granting clause of this Deed of Trust shall be fully operative without any further action on the part of Trustor or Beneficiary and specifically Beneficiary shall be entitled, at its option, to all rents from the Mortgaged Property whether or not Beneficiary takes possession of the Mortgaged Property.  Trustor hereby further grants to Beneficiary the right (i) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the rents, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Beneficiary, (iii) to let the Mortgaged Property or any part thereof, and (iv) to apply the rents, after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby.  Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Trustor to the entry upon and taking possession of the Mortgaged Property by Beneficiary pursuant to such grant, whether or not sale or foreclosure has been instituted.  Neither the exercise of any rights under this Section by Beneficiary nor the application of the rents to the indebtedness and other sums secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative of all other rights and remedies.

The foregoing provisions hereof shall constitute an absolute and present assignment of the rents from the Mortgaged Property, subject, however, to the conditional permission given to Trustor to collect and use the rents until the occurrence of an Event of Default at which time such conditional permission shall automatically terminate; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment, in whole or in part, to any subsequent assignment by Trustor permitted under the provisions of this Deed of Trust, and any such subsequent assignment by Trustor shall be subject to the rights of the Trustee and Beneficiary hereunder.

SECTION 1.17  5)  Trustor will not (i) execute an assignment of the rents or any part thereof from the Mortgaged Property unless such assignment shall provide that it is subject and subordinate to the assignment contained in this Deed of Trust, and any additional or subsequent assignment executed pursuant hereto, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Mortgaged Property or of any part thereof, now existing or hereafter to be made or (iii) modify any such lease or give consent to any assignment or subletting without Beneficiary's prior written consent, or (iv) accept prepayments of any installments of rent or additional rent to become due under such leases, except prepayments in the nature of security for the performance of the lessee's obligations thereunder, or (v) in any other manner impair the value of the Mortgaged Property or

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the security of the Trustee or Beneficiary for the payment of the indebtedness secured hereby, or (vi) enter into any lease prohibited under the provisions of the Agreement.

(b)

Trustor will not execute any lease of all or a substantial portion of the Mortgaged Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Mortgaged Property now or hereafter existing, on the part of the lessor thereunder to be kept and performed.  If any such lease provides for the giving by the lessee of certificates with respect to the status of such leases, Trustor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary.

(c)

Trustor shall furnish to Beneficiary, within fifteen (15) days after a request by Beneficiary to do so, a written statement containing the names of all lessees for the Mortgaged Property, the terms of their respective leases, the spaces occupied, the rentals paid and any security therefor.

(d)

Trustor shall, from time to time upon request of Beneficiary, specifically assign to Beneficiary as additional security hereunder, by an instrument in writing in such form as may be approved by Beneficiary, all right, title and interest of Trustor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Trustor to collect the rentals under any such lease.  Trustor shall also execute and deliver to Beneficiary any notification, financing statement or other document reasonably required by Beneficiary to perfect the foregoing assignment as to any such lease.

SECTION 1.18  Each lease of the Mortgaged Property or of any part thereof entered into after the date hereof shall provide that, in the event of the enforcement by the Trustee or Beneficiary of the remedies provided for by law or by this Deed of Trust, any person succeeding to the interest of Trustor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one (1) month in advance, provided, however, that nothing herein set forth shall affect or impair the rights of Beneficiary to terminate any one or more of such leases in connection with the exercise of its or the Trustee's remedies hereunder.

SECTION 1.19  Trustor shall not use Beneficiary's name or the name of any person, firm, corporation or other entity controlling, controlled by or under common control with Beneficiary in connection with any of Trustor's activities, except as such use may be required by applicable law or regulation of any governmental body.

SECTION 1.20  Trustor represents, warrants and covenants that neither Trustor nor any current occupant of operator has used Hazardous Substances at or affecting the Premises in any manner which violates any Act governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action.

SECTION 1.21  Trustor represents that no prior owner, occupant or operator of the Premises has used Hazardous Substances at or affecting the Premises in any manner which

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violates any Act governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action.

SECTION 1.22  Trustor covenants that it shall keep or cause the Premises to be kept free of Hazardous Substances and not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce or process Hazardous Substances, except in compliance with all applicable Acts.

SECTION 1.23  Trustor covenants to ensure compliance by all operators and occupants of the Premises with all applicable Acts and will ensure that all such operators and occupants obtain and comply with any and all required approvals, registration or permits.

SECTION 1.24  Trustor shall, upon the reasonable request of Beneficiary, conduct and complete all investigations, studies, sampling and testings relative to Hazardous Substances at or affecting the Mortgaged Property.

SECTION 1.25  Trustor, promptly upon the written request of Beneficiary from time to time, shall provide Beneficiary, at Trustor's sole cost and expense and without any liability to Beneficiary, with an environmental site assessment or environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Beneficiary, all in scope, form and content satisfactory to Beneficiary, to assess with a reasonable degree of certainty the presence or absence of Hazardous Substances and the potential costs in connection with the Remediation (as defined below) of any Hazardous Substances at or related to the Mortgaged Property.

SECTION 1.26  Notwithstanding the obligation of Trustor to indemnify Beneficiary pursuant to this Deed of Trust, Trustor shall, upon demand of Beneficiary, and at Trustor's sole cost and expense, promptly take all actions to Remediate (as defined below) the Mortgaged Property which are required by any federal, state or local governmental agency or political subdivision or which are reasonably necessary to mitigate a spill or a violation of any Act or to allow full economic use of the Mortgaged Property.  "Remediate" and "Remediation" shall include, but not be limited to, the investigation of the environmental condition of the Mortgaged Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Mortgaged Property.  Trustor shall take all actions necessary to remove all Hazardous Substances from the Mortgaged Property, notwithstanding any lesser standard of remediation allowable under any Act.  All such work shall be performed by one or more contractors, selected by Trustor and approved in advance and in writing by Beneficiary.  Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of all Acts.  Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Mortgaged Property.  Trustor shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities.

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Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with all Acts, remove all associated equipment, and restore the Mortgaged Property to the condition existing prior to the commencement of Remediation, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.  Within ten days of demand therefor, Trustor shall provide Beneficiary with a bond, letter of credit or similar financial assurance evidencing that the necessary funds are available to perform the obligations established by this paragraph.

SECTION 1.27  "Indemnified Persons" shall mean Beneficiary and its parents, subsidiaries and affiliates, attorneys and each of their officers, directors, agents, employees, trustees, receivers, executors and administrators, and the heirs, successors and assigns of all of the foregoing.  "Losses" shall mean any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs and expenses (including, without limitation, actual attorneys' fees and costs of counsel retained by Beneficiary to monitor the proceedings and actions of trustor in satisfying its obligations hereunder, and to advise and represent Beneficiary with respect to matters related hereto, including, without limitation, fees incurred pursuant to 11 U.S.C.) and all other professional or consultants' fees and expenses), whether or not an action or proceeding is commenced or threatened.

Trustor shall indemnify, protect, defend (with reputable counsel satisfactory to Beneficiary) and hold harmless all Indemnified Persons from and against the full amount of any and all Losses suffered or incurred by any Indemnified Person, regardless of negligence, whether as holder of this Deed of Trust, as mortgagee in possession or as successor in interest to Trustor as owner of the Mortgaged Property by virtue of foreclosure or acceptance of a deed or other transaction in lieu of foreclosure, or after partial or total reconveyance of this Deed of Trust, arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any spill or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Substance at, under or related to the Mortgaged Property, whether or not originating or emanating from the Mortgaged Property, including, without limitation, the following: (i) compliance with or violation or claimed violation of any Act, (ii) claims asserted by any person or entity (including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department, instrumentality or public body, court, or administrative tribunal), including, but not limited to, claims under common law causes of action, and (iii) the implementation of the recommendations set forth in any environmental audit of the Mortgaged Property or the uses thereof.  Trustor's agreement contained in this Section shall not be limited in any manner by Trustor's date of acquisition or time of ownership of the Mortgaged Property, or by the value of the Mortgaged Property.  Trustor shall not settle any claim or matter which is the subject of the foregoing agreement of Trustor without Beneficiary's prior written consent, which consent may be withheld by Beneficiary in Beneficiary's sole and absolute discretion.  The provisions of this Section 1.27 are not intended to create--and do not create--any third party beneficiary, except for Beneficiary, as defined herein.

SECTION 1.28  In the event of any spill or the presence of any Hazardous Substances at or related to the Mortgaged Property, whether or not the same originates or emanates from the

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Mortgaged Property or any contiguous real estate, and/or if Trustor shall fail to comply with any of the requirements of any Act, Beneficiary may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Mortgaged Property and/or take any and all other actions as Beneficiary shall deem necessary or advisable in order to remedy said spill or Hazardous Substances or cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon at the default interest rate from the date of payment by Beneficiary, shall be immediately due and payable by Trustor to Beneficiary, and until paid shall be added to and become a part of the obligations secured hereby and shall have the benefit of the lien hereby created as a part thereof.

SECTION 1.29  Foreclosure shall not operate as a discharge of Trustor's obligations to Beneficiary as to Hazardous Substances and the Indemnity provisions in Section 1.27 hereof; and in the event Trustor tenders a deed in lieu of foreclosure, Trustor shall deliver the Premises to Beneficiary (or its designee) free of any and all Hazardous Materials or Substances.  The Indemnity provisions in Section 1.27 hereof shall not be discharged or affected in any way by foreclosure or by Beneficiary's acceptance of a deed in lieu thereof, and the same shall continue for a period equal to the longest living child born in Los Angeles County on January 1, 1992, plus twenty-one (21) years.

SECTION 1.30  The term "Hazardous Substances" shall include:

(a)

those substances as defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant thereto;

(b)

those substances designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C. §1257 et seq., or defined as a "hazardous waste", under or pursuant to RCRA;

(c)

those substances or substance defined or listed as "extremely hazardous waste" pursuant to California Health and Safety Code Section 25115; "hazardous waste" pursuant to California Health and Safety Code Section 25117; "infectious waste" pursuant to California Health and Safety Code Section 25117.5; "restricted hazardous waste" pursuant to California Health and Safety Code Section 25122.7; "waste" pursuant to California Health and Safety Code Section 25124; "recyclable materials" pursuant to California Health and Safety Code Sections 25120.5, 2522.55, 25143.2, 25143.3; "solid waste" pursuant to California Health and Safety Code Section 25148.5; "hazardous substance" pursuant to California Health and Safety Code Sections 25316 through 25317; "hazardous material", "hazardous substance", and "hazardous waste" pursuant to California Health and Safety Code Section 25501; "acutely hazardous material" pursuant to California Health and Safety Code Section 25532; "waste", "hazardous substance", "contamination", and "nuisance" pursuant to California Water Code Section 13050; "hazardous material" pursuant to California Vehicle Code Sections 353, 2402.7; "hazardous material" pursuant to 13 California Administrative Code Section 1160.3; "discharge" pursuant to 22 California Administrative Code Section 66041; "extremely hazardous material" pursuant to 22 California Administrative Code Section 66060; "hazardous material" pursuant to

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22 California Administrative Code Section 66084; "special waste" pursuant to 22 California Administrative Code Section 66195; those materials listed as hazardous materials pursuant to 22 California Administrative Code Section 66680; those items listed as 'special wastes" pursuant to 22 California Administrative Code Section 66740; "hazardous waste" pursuant to 23 California Administrative Code Section 2521; "designated waste" pursuant to 23 California Administrative Code Section 2522; "non-hazardous solid waste" pursuant to 23 California Administrative Code Section 2523; "inert waste" pursuant to 23 California Administrative Code Section 2524; and those matters and materials regulated pursuant to 23 California Administrative Code Sections 257 through 2574;

(d)

those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(e)

such other substances, materials and wastes which are regulated under any act, or which are classified as hazardous or toxic under any act.

All of the statutes, acts, codes, sections and tables listed above shall include all amendments, modifications and supplements thereto, together with all regulations promulgated pursuant to such statutes, acts, codes, sections and tables.

SECTION 1.31  The term "Act" shall include all present and future laws, regulations, statutes, common law rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state or local government, instrumentality or body, as the same may be amended, modified or supplemented from time to time related to Hazardous Substances.

SECTION 1.32  The obligations of Trustor and the rights of Beneficiary under Section 1.20 through Section 1.31 are in addition to and not in substitution of the obligations of Trustor and rights of Beneficiary under all applicable federal, state and local laws, regulations and ordinances relating to health and safety, and protection of the environment.  The obligations of Trustor and the rights of Beneficiary under Section 1.20 through Section 1.31 and such laws and regulations, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary (i) shall not be subject to any antideficiency laws or protections, and (ii) shall survive (a) a trustee's sale, judicial sale or deed or other transaction in lieu of such sale hereunder, (b) the repayment of the obligations secured hereunder and (c) the termination of the Notes.  In the event Trustor does not timely perform any of the above obligations, Beneficiary may perform said obligations at the expense of Trustor and such expense shall be added to the amount secured by the lien of this Deed of Trust.

SECTION 1.33  Trustor hereby represents, covenants and warrants to Beneficiary, its successors and assigns, as follows:

(a)

The Premises is presently used as an administrative, office, manufacturing and distribution facility and for other commercial purposes, and no portions of the Premises are used as or for a "public accommodation," as described and defined in 42 U.S.C. §12101, et. seq., and all applicable rules and regulations promulgated thereunder (the "ADA").

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(b)

Trustor has made all modifications and/or provided all accommodations which may be required to be made or provided by Trustor to the Premises pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Trustor.

(c)

Trustor has received no notice or complaint regarding any noncompliance with the ADA of the Premises or of Trustor's employment practices and, to the best of Trustor's knowledge, there has been no threatened litigation alleging any such noncompliance by Trustor or the Premises.

SECTION 1.34  Trustor shall promptly provide Beneficiary with copies of all notices or claims which may be received by Trustor and involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of the Premises with the requirements of the ADA.

SECTION 1.35  (a)      Trustor shall observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Premises, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Premises to be accessible to all persons if the use of the Premises or any part thereof becomes a "public accommodation," as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Trustor.

(b)

Without limiting the generality of any other provision of this Deed of Trust, Trustor shall indemnify, defend and hold harmless Beneficiary, its successors and assigns, and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including court costs and attorneys' fees), damages, demands, claims, suits, proceedings, orders and judgments, penalties, fines and other sanctions arising from any claim that the Premises is not in compliance with the requirements of the ADA.

(c)

Notwithstanding anything contained herein, the provisions of the Sections 1.33 through 1.35 are solely for the benefit of Beneficiary, and no other person is entitled to rely on the same.

ARTICLE II
EVENTS OF DEFAULT AND REMEDIES

SECTION 2.01  The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

(a)

If Trustor shall default in the payment of (i) any regular installment of interest and/or principal on any of the Notes as and when the same shall have become due and payable, (ii) any other payment of interest and/or principal due on any of the Notes when the same shall become due and payable, whether at any stated maturity or by acceleration or otherwise, or (iii) any other sums required to be paid by Trustor or others pursuant to any of the Notes, the Agreement, or this Deed of Trust on the date that such payments are therein or herein required to be made; or

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(b)

A breach or default of any of the covenants or provisions contained in any of the Notes, the Agreement, or this Deed of Trust, or of any chattel mortgage, other deed of trust, security agreement or other document issued thereunder or in connection therewith or herewith; or

(c)

If Trustor and/or Guarantor, if any, shall default in any obligation for borrowed money, whether to Beneficiary or otherwise, and whether or not such obligations affect the Property, for a period longer than any period of grace provided in such obligation; or

(d)

If Trustor shall execute any chattel mortgage on any (i) materials, fixtures or articles used in the construction or operation of an Improvement or appurtenance thereto, or (ii) articles of personal property placed on the Premises, or should any such materials, fixtures or articles be purchased on conditional bill of sale or otherwise so that the ownership thereof will not vest unconditionally in Trustor free from encumbrance, on delivery at the Premises; or should Trustor fail to furnish to Beneficiary, if requested, the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Trustor claims title to such materials, fixtures and articles; or

(e)

If Trustor and/or Guarantor, if any, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or if Trustor shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern; or

(f)

If, within 30 days after the commencement of any proceeding against Trustor and/or Guarantor, if any, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 30 days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, such appointment shall not have been vacated, provided, however, that during the pendency of such proceeding Beneficiary shall not be obligated to make any advance under the Agreement; or

(g)

If a final judgment for the payment of money (exclusive of judgments insured against by adequate liability insurance policies), shall be rendered against Trustor, and/or Guarantor, if any, or any of its partners, if any, in any jurisdiction and if, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within 30 days after the expiration of any such stay, such judgment shall not have been discharged; or

(h)

If Trustor shall violate the provisions of Section 1.09 hereof; or

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(i)

If there shall occur during any consecutive twelve-month period one or more uninsured losses, thefts, damage or destruction of the Mortgaged Property, or any part thereof, having an aggregate value in excess of $25,000; or

(j)

If any representation or warranty made by Trustor and/or Guarantor in any of the Notes, any guaranty, the Agreement, this Deed of Trust or any deed of trust, security agreement, chattel mortgage or other document issued hereunder or in connection therewith or herewith prove to be untrue, the effect of which is to adversely affect Beneficiary's security hereunder; or

(k)

If an event of default shall occur under any permitted prior deed of trust, if any;

(l)

If there shall be a default under, or revocation or attempted revocation under any guaranty of any of the Notes; or

(m)

If there shall be a breach or default under the Agreement.

Upon the occurrence of an Event of Default, and in every such case:

I.

During the continuance of any Event of Default, Beneficiary personally, or by its agents or attorneys may enter into and upon all or any part of the Mortgaged Property, and each and every part thereof, and may exclude the party owning the beneficial interest in same, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Mortgaged Property for any lawful purpose and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Beneficiary, at the expense of Trustor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable; may insure or reinsure the same as provided in Section 1.07 hereof, and likewise, from time to time, at the expense of Trustor, Beneficiary may make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property or any part thereof and thereon as it may deem advisable; and in every such case Beneficiary shall have the right to manage and operate the Mortgaged Property, possessed as aforesaid, and to carry on the business thereof and exercise all rights and powers of the party owning such property with respect thereto either in the name of such party or otherwise as it shall deem best; and Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and all payments which may be made for taxes, assessments, insurance, in payment of any prior deed of trust and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation of Beneficiary for the services of Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Beneficiary shall apply the moneys arising as aforesaid, first, to the payment of any sums, other than interest and principal on the Notes or due pursuant to the Agreement required to

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be paid by Trustor under this Deed of Trust, second, to the payment of interest on the Notes or due pursuant to the Agreement, third, to the payment of the principal of the Notes or due pursuant to the terms of the Agreement when and as the same shall become payable (whether by acceleration or otherwise).

II.

Beneficiary, at its option, may declare the entire unpaid balance of the indebtedness secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and written notice of default and of election to cause the Mortgaged Property to be sold, which notice Trustee shall cause to be duly filed for record.  Beneficiary shall also deposit with the Trustee this Deed of Trust, the Notes and all documents evidencing the expenditures secured hereby.

III.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Mortgaged Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale.  If the Mortgaged Property consists of several known lots or parcels, Beneficiary may designate the order in which such parcels shall be sold or offered for sale.  Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

IV.

Trustee may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.

V.

On and after the occurrence of an Event of Default, Trustor shall pay all rents, issues and profits thereafter received by Trustor from the Mortgaged Property to Beneficiary and to the extent not paid shall hold such amounts as trust funds for the benefit of Beneficiary and such rents, issues and profits shall be deemed "cash collateral" of Beneficiary under 11 U.S.C., as amended.

SECTION 2.02  7)  Trustee, after making such sale, and upon receipt of the purchase price, shall make, execute and deliver to the purchaser or purchasers its deed or deeds conveying the Mortgaged Property so sold, but without any covenant or warranty, express or implied, and without any representation, express or implied, as to the existence, or lack thereof, of Hazardous Substances on the Mortgaged Property, and shall apply the proceeds of sale thereof to payment, FIRSTLY, of the expenses of such sale, together with the reasonable expenses of this Trust, including Trustee's fees and cost of evidence of title in connection with sale and revenue stamps on Trustee's deed; SECONDLY, of all moneys paid, advanced or expended by Beneficiary under the terms hereof, not then repaid, together with the interest thereon as herein provided; THIRDLY, of the amount of the principal and interest on the Notes (as determined by Beneficiary) or under the Agreement then remaining unpaid; FOURTHLY, in an amount sufficient, as determined in the sole and absolute discretion of Beneficiary, acting in good faith, to satisfy actual or contingent sums owing pursuant to Section 1.27 hereof ("Impound Sum"), and, if not actually incurred, to be held by Beneficiary (not in trust, without the accrual of interest thereon and without the obligation to segregate such funds) for a period of seven (7) years from the date of foreclosure, thereafter to be returned to the person or persons legally

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entitled thereto, upon satisfactory proof of such right; and LASTLY, the balance or surplus, if any, of such proceeds of sale to the person or persons legally entitled thereto, upon satisfactory proof of such right.

(b)

In the event of a sale of the Mortgaged Property, or any part thereof, and the execution of a deed or deeds therefor under these trusts, the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that said sale was regularly and validly made in accordance with all requirements of the laws of the State of California and of this Deed of Trust; and any such deed or deeds, with such recitals therein, shall be effectual and conclusive against Trustor and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money according to the trusts aforesaid.

SECTION 2.03  After the happening of an Event of Default by Trustor under this Deed of Trust and immediately upon the commencement of any action, suit or other legal proceeding by Beneficiary to obtain judgment for the principal of, or interest on, the Notes or due pursuant to the Agreement and other sums required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or of any other nature in aid of the enforcement of the Notes, the Agreement, or of this Deed of Trust, Trustor will waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding.  Further, Trustor hereby consents to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.  After the happening of any such default and during its continuance or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustee or Beneficiary hereunder, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Deed of Trust indebtedness, forthwith either before or after declaring all sums evidenced by the Notes or due pursuant to the Agreement to be due and payable, to the appointment of such a receiver or receivers.

SECTION 2.04  During the continuance of an Event of Default, Beneficiary shall have the following rights and remedies:

(i)

Beneficiary or its employees, acting by themselves or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Mortgaged Property or any part thereof; take custody of all accounts; negotiate with governmental authorities with respect to the Mortgaged Property's environmental compliance and remedial measures; take any action necessary to enforce compliance with any Act, including but not limited to spending rents to abate the problem; make, terminate, enforce or modify leases of the Mortgaged Property upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to the Mortgaged Property necessary, in Beneficiary's judgment, to protect or enhance the security hereof; incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or take any and all other actions which may be necessary or desirable to comply with Trustor's obligations

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hereunder and under the Notes or Agreement.  All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including attorneys', fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under the subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine.  Neither application of said sums to said indebtedness, nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of Default or notice of default hereunder, or nullify the effect of any such notice of default.  Beneficiary, or any employee or agent of Beneficiary, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (a) the adequacy of the security for the indebtedness secured hereunder, (b) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (c) the filing of a notice of default.

(ii)

With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, Beneficiary or its agents, acting by themselves or through a court appointed receiver, may enter upon the Mortgaged Property or any part thereof and perform such acts and things as Beneficiary deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of its other rights: (a) to obtain a court order to enforce Beneficiary's right to enter and inspect the Mortgaged Property under California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a release or threatened release of a Hazardous Substances onto the Mortgaged Property shall be and deemed reasonable and conclusive as between the parties hereto; and (b) to have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Beneficiary's right to enter and inspect the Mortgaged Property for Hazardous Substances.  All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Trustor.  All costs and expenses incurred by the Trustee and Beneficiary pursuant to this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate set forth in the Notes or Agreement from the date they are incurred until said sums have been paid.

(iii)

To seek a judgment that Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth above in Section 1.20 through Section 1.29 by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to or after foreclosure of the Mortgaged Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, the "Environmental Costs") incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action required by any Act or to which Beneficiary believes necessary to protect the Mortgaged Property, it being conclusively presumed between Beneficiary and Trustor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation, or other response action of or to the Mortgaged Property were made by Beneficiary in good faith.  All Environmental Costs incurred by Beneficiary under this subparagraph (including without limitation court costs, consultant fees and attorneys' fees, including, without limitation, fees

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incurred pursuant to 11 U.S.C., whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid.  Beneficiary shall be entitled to bid, at the sale of the Mortgaged Property, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Agreement, the Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision thereof, and Trustor shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust, and Trustor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust.  For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations.

(iv)

To waive its lien against the Mortgaged Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order under California Code of Civil Procedure Section 483.010.  As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any related party (or any affiliate or agent of Trustor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances.  Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Notes or Agreement, all judgments and awards entered against Trustor shall be exceptions to any nonrecourse or exculpatory provision thereof, and Trustor shall be fully and personally liable for all judgments and awards entered against Trustor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust.  For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations.

(v)

Nothing contained herein shall be construed to limit any and all rights that Beneficiary has at law or pursuant hereto.

SECTION 2.05  No remedy herein conferred upon or reserved to the Trustee or Beneficiary is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of the Trustee or Beneficiary to exercise any right or power occurring upon the Event of Default shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein; and every power and remedy given by this Deed of Trust to the Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by the

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Trustee or Beneficiary.  Nothing in this Deed of Trust or in the Notes or Agreement shall affect the obligation of Trustor to pay the principal of, interest on, and prepayment premium payable pursuant to, the Notes and all sums due under the Agreement in the manner and at the time and place therein respectively expressed.

SECTION 2.06  To the extent permitted by law, Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the marshalling of the Mortgaged Property or on the valuation or appraisal of the Mortgaged Property, or any part thereof, prior or subsequent to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such final sale or sales, claim or exercise any right under any statute or otherwise, to redeem the property so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.  Trustor hereby waives the right to require any sale to be made in parcels, or the right to select parcels to be so sold, and there shall be no requirement for marshalling of assets.  Trustor hereby further waives any rights it may have under applicable law relating to the prohibition of the obtaining of a deficiency judgment by Beneficiary against Trustor.

SECTION 2.07  During the continuance of any Event of Default and pending the exercise by the Trustee or Beneficiary of its right to exclude Trustor from all or any part of the Premises, Trustor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property for such period and upon default of any such payment, will vacate and surrender possession of the Premises to the Trustee or Beneficiary or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery or possession of Premises for non-payment of rent, however designated.

SECTION 2.08  Without affecting the personal liability of any person, firm, corporation or other entity, including Trustor (other than any person released pursuant hereto), for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust for the full amount of the indebtedness remaining unpaid upon any property not reconveyed pursuant hereto, Beneficiary and Trustee are respectively authorized and empowered as follows: Beneficiary may, at any time and from time to time, either before or after the maturity of the Notes or the expiration of the Agreement, and without notice: (a) release any person liable for the payment of any of the indebtedness, (b) make any agreement extending the time or otherwise altering the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind, (d) release any property, real or personal, securing the indebtedness.  Trustee may, without liability therefor and without notice, at any time and from time to time so long as the lien or charge hereof shall subsist, but only upon the written request of Beneficiary and presentation of this Deed of Trust and the Notes for endorsement: (a) consent to the making of any map or plat of the Land, (b) join in granting any easement thereon or in creating any covenants restricting use or occupancy thereof, (c) reconvey, without warranty, any part of the Mortgaged

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Property, (d) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

SECTION 2.09  This Deed of Trust constitutes a Security Agreement under the laws of the State of California so that Beneficiary shall have and may endorse a security interest in any or all of the Mortgaged Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (collectively, "Personal Property") and Trustor agrees to execute, as debtor, such financing statement or statements as Beneficiary may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to such laws.  This Deed of Trust further constitutes a fixture filing under Sections 9313 and 9402(6) of the California Uniform Commercial Code, as amended or recodified from time to time; provided, however that the execution and/or filing hereof does not imply that the items of Personal Property included in the Mortgaged Property are or are to become fixtures.  The filing hereof as a fixture filing is intended to protect the parties from unwarranted assertions by third parties.

Notwithstanding any release of any or all of the property included in the Premises which is deemed "real property", any proceedings to foreclose this Deed of Trust, or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Trustor as are now or hereafter evidenced by the Notes and Agreement.

SECTION 2.10  During the continuance of any Event of Default, Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") as enacted by the State of California, and specifically the right to direct notice and collections of any obligation owing to Trustor by any lessee.  In addition to its rights to foreclose this Deed of Trust, Beneficiary shall have the right to sell the Personal Property or any part thereof, or any further, or additional, or substituted Personal Property, at one or more times, and from time to time, at public sale or sales or at private sale or sales, on such terms as to cash or credit, or partly for cash and partly on credit, as Beneficiary may deem proper.  Beneficiary shall have the right to become the purchaser at any such public sale or sales, free and clear of any and all claims, rights of equity of redemption in Trustor, all of which are hereby waived and released.  Trustor shall not be credited with the amount of any part of such purchase price, unless, until and only to the extent that such payment is actually received in cash.  Notice of public sale, if given, shall be sufficiently given, for all purposes, if published not less than seven days prior to any sale, in any newspaper of general circulation distributed in the city in which the property to be sold is located or as otherwise required by the Code.  The net proceeds of any sale of the Personal Property which may remain after the deduction of all costs, fees and expenses incurred in connection therewith, including, but not limited to, all advertising expenses, broker's or brokerage commissions, documentary stamps, recording fees, foreclosure costs, stamp taxes and counsel fees, shall be credited by Beneficiary against the liabilities, obligations and indebtedness of Trustor to Beneficiary secured by this Deed of Trust and evidenced by the Notes or the Agreement.  Any portion of the Personal Property which may remain unsold after the full payment, satisfaction and discharge of all of the liabilities, obligations and indebtedness of Trustor to Beneficiary shall be returned to the respective parties which delivered the same to Beneficiary.  If at any time Trustor or any other party shall become entitled to the return of any of the Personal Property hereunder, any transfer or assignment thereof by Beneficiary shall be,

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and shall recite that the same is, made wholly without representation or warranty whatsoever by, or recourse whatsoever against Beneficiary.

SECTION 2.11  All rights, remedies and powers provided by Sections 2.01-2.10 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the jurisdiction in which the Premises are located, and all such provisions are intended to be subject to all applicable provisions of law which may be controlling in such jurisdiction and to be limited to the extent necessary so that they will not render this Mortgage invalid, illegal or unenforceable under the provisions of any applicable law.

ARTICLE III
MISCELLANEOUS

SECTION 3.01  In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 3.02  All notices or demands by any party relating to this Deed of Trust or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Trustor or to Beneficiary, as the case may be, at its addresses set forth below:

If to Trustor:

1 Kirkland Ranch Rd

Napa, California 94558

With a copy to:

Joel Shapiro

171 Proprietors Crossing

New Canaan, CT 06840

If to Beneficiary:

LAURUS MASTER FUND, LTD.,

c/o M&C Corporate Services Limited,

P.O. Box 309 GT, Ugland House

South Church Street, George Town

Grand Cayman, Cayman Islands

Telefacsimile: (345) 949-8080

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  All notices or demands sent in accordance with this Section 3.02 other than notices by Beneficiary in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of

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the date of actual receipt or three (3) calendar days after the deposit thereof in the mail.  Trustor acknowledges and agrees that notices sent by Beneficiary in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method permitted by law.

SECTION 3.03  Whenever in this Deed of Trust the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

SECTION 3.04  All of the grants, covenants, terms, obligations, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Trustor and Beneficiary and to the successors of the Trustee.

SECTION 3.05  This Deed of Trust may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Deed of Trust.

SECTION 3.06  It shall be lawful for the Trustee, or Beneficiary, at its election, upon the occurrence of an Event of Default, to sue out forthwith a complaint in foreclosure upon this Deed of Trust and to proceed thereon to judgment and execution for the recovery of all sums payable by Trustor pursuant to the terms of this Deed of Trust without further stay, any law, usage or custom to the contrary notwithstanding.

SECTION 3.07  Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor, or of any of its property, or of the Mortgaged Property, or any part thereof, the Trustee shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust.

SECTION 3.08  If Trustor shall default in the payment of any sums due pursuant to the terms of the Notes or this Deed of Trust such default shall be, and be deemed to be, an attempt by Trustor to avoid the prepayment premium payable by Trustor pursuant to the terms of the Notes and consequently, upon such default Beneficiary shall be entitled to collect such prepayment premium from Trustor with the same effect as if Trustor had voluntarily elected to prepay the principal sum evidenced by the Notes.

SECTION 3.09  Trustor hereby waives and relinquishes unto, and in favor of Beneficiary, all benefit under all laws, now in effect or hereafter passed, to relieve Trustor in any manner from the obligations assumed and the obligation for which this Deed of Trust is security or to reduce the amount of the said obligation to any greater extent than the amount actually paid for the Mortgaged Property, in any judicial proceedings upon the said obligation, or upon this Deed of Trust.

SECTION 3.10  Neither Trustor nor any other person now or hereafter obligated for payment for all or any part of the indebtedness secured hereby shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Trustor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions hereof or of the Notes or under the Agreement or by reason of the release, regard

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less of consideration, of all or any part of the security held for the indebtedness secured hereby, or by reason of any agreement of stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms hereof without first having obtained the consent of Trustor or such other person; and in the latter event Trustor and all other such persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

SECTION 3.11  By accepting or approving anything required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to this Deed of Trust, including (but not limited to) any certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Beneficiary.

SECTION 3.12  Beneficiary may from time to time, without notice to Trustor or to the Trustee, and with or without cause and with or without the resignation of the Trustee substitute a successor or successors to the Trustee named herein or acting hereunder to execute this trust.  Upon such appointment and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon the Trustee herein named or acting hereunder.  Each such appointment and substitution shall be made by written document executed by Beneficiary, containing reference to this Deed of Trust and its place of record, which when duly filed for record in the proper office, shall be conclusive proof of proper appointment of the successor Trustee.  The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.

SECTION 3.13  None of the transactions contemplated by the Notes, the Agreement, or this Deed of Trust (including, without limitation, the use of proceeds of the loan as evidenced by the Notes and the Agreement) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II.  Trustor does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation G.  None of the loan proceeds as evidenced by the Notes and the Agreement will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

SECTION 3.14  Trustor agrees to pay to Beneficiary or to the authorized loan servicing representative of Beneficiary a charge not to exceed Fifty dollars ($50.00), or the maximum permitted by law, for any statement regarding the obligations secured by this Deed of Trust requested by Trustor or on its behalf.

SECTION 3.15  Trustor hereby waives, to the extent permitted by applicable law, the benefit of any statute or decision relating to the marshalling of assets.  Beneficiary shall not be compelled to release or be prevented from foreclosing this instrument or any other instrument securing the Notes and/or the Agreement unless all indebtedness evidenced by the Notes and/or

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the Agreement and all items hereby secured shall have been paid in full and Beneficiary shall not be required to accept any part or parts of any property securing the Notes and the Agreement, as distinguished from the entire whole thereof, as payment of or upon the Notes and/or the Agreement to the extent of the value of such part or parts, and shall not be compelled to accept or allow any apportionment of the indebtedness evidenced by the Notes and/or the Agreement to or among any separate parts of said property.

SECTION 3.16 EXCEPT FOR MATTERS RELATING TO THE TRANSFER OR CREATION OF AN INTEREST IN THE MORTGAGED PROPERTY, THE NATURE OF SUCH INTEREST, THE METHOD FOR FORECLOSURE OF ANY LIEN HEREIN CREATED, THE NATURE OF THE INTEREST IN THE MORTGAGED PROPERTY THAT RESULTS HEREUNDER, AND THE MANNER AND AFFECT OF RECORDING OR FAILING TO RECORD EVIDENCE OF THE TRANSACTION CREATING SUCH INTEREST IN THE MORTGAGED PROPERTY, ALL OF WHICH SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS SITUATED, THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS DEED OF TRUST AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

"TRUSTOR"

360 VIANSA, LLC, A NEVADA LIMITED LIABILTY COMPANY

By:  GLOBAL WINE COMPANY, A NEVADA CORPORATION, ITS SOLE MEMBER

By:

Joel Shapiro

Chief Executive Officer

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STATE OF CALIFORNIA

)

) ss.

COUNTY OF __________

)

On ________________, before me, ___________________ personally appeared ___________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

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EXHIBIT A

Real property in the unincorporated area of the County of Sonoma, State of California, described as follows:

BEING A TRACT OF LAND IN THE RANCHO PETALUMA, AND ALSO IN TOWNSHIP 4 NORTH, RANGE 5 WEST, M.D.B AND M., AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT POINT A AS DESCRIBED IN DEED TO LEROY GLENN YENNI, ET UX, RECORDED DECEMBER 5, 1972 IN BOOK 2716 OF OFFICIAL RECORDS, PAGE 731, SONOMA COUNTY RECORDS; THENCE FROM SAID POINT OF COMMENCEMENT SOUTH 88 DEGREE 19' EAST, 60.00 FEET TO A POINT IN THE EASTERLY LINE OF SAID STATE HIGHWAY; THENCE ALONG SAID STATE HIGHWAY NORTH 1 DEGREES 41' EAST, 111.68 FEET TO THE POINT OF BEGINNING OF THE PARCEL OF LAND TO BE HEREIN DESCRIBED; THENCE FROM SAID POINT OF BEGINNING AND ALONG THE EASTERLY LINE OF SAID HIGHWAY SOUTH 1 DEGREES 41' WEST, 807.68 FEET; THENCE CURVING TO THE LEFT WITH A RADIUS OF 470.00 FEET THROUGH AN ANGLE OF 29 DEGREES 44', FOR A DISTANCE OF 243.90 FEET; THENCE SOUTH 28 DEGREES 03' EAST, 290.24 FEET; THENCE CURVING TO THE LEFT WITH A RADIUS OF 670.00 FEET THROUGH AN ANGLE OF 13 DEGREES 54', FOR A DISTANCE OF 162.54 FEET; THENCE SOUTH 41 DEGREES 57' EAST, 142.37 FEET; THENCE CURVING TO THE RIGHT WITH A RADIUS OF 1380.00 FEET THROUGH AN ANGLE OF 15 DEGREES 13' 30", FOR A DISTANCE OF 366.70 FEET; THENCE SOUTH 26 DEGREES 43' 30" EAST, 256.06 FEET TO A POINT IN THE SOUTHERLY LINE OF THE FORMER LANDS OF REGULA YENNI; THENCE ALONG SAID SOUTHERLY LINE NORTH 66 DEGREES 01' 10" EAST, 1484.00 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE SOUTH 52 DEGREES 58' 50" EAST, 640.60 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE NORTH 0 DEGREES 58' 20" WEST, 698.70 FEET; THENCE NORTH 58 DEGREES 33' 40" EAST, 573.70 FEET TO A POINT IN THE WESTERLY BANK OF SONOMA CREEK; THENCE ALONG SAID CREEK THE FOLLOWING COURSES AND DISTANCES: NORTH 25 DEGREES 02' 50" WEST, 256.29 FEET; NORTH 27 DEGREES 26' 10" WEST, 172.39 FEET; NORTH 18 DEGREES 33' 40" WEST, 235.83 FEET; NORTH 8 DEGREES 46' 30" WEST, 444.40 FEET; NORTH 0 DEGREES 07' 50" EAST, 243.36 FEET; NORTH 8 DEGREES 34' 30" EAST, 338.39 FEET; NORTH 13 DEGREES 52' 40" EAST, 256.83 FEET; NORTH 34 DEGREES 50' 20" EAST, 254.51 FEET; NORTH 47 DEGREES 20' 30" EAST, 115.17 FEET; NORTH 60 DEGREES 33' EAST, 277.11 FEET; NORTH 69 DEGREES 47' 30" EAST, 284.10 FEET; SOUTH 83 DEGREES 03' 20" EAST, 119.38 FEET; SOUTH 82 DEGREES 15' 30" EAST, 229.59 FEET; THENCE LEAVING SAID CREEK BANK NORTH, 342.17 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE WEST 2699.68 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE SOUTH 1 DEGREES 38' 40" EAST, 1069.35 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE SOUTH 75 DEGREES 59' WEST, 52.60 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE SOUTH 6 DEGREES 15' EAST, 809.48 FEET TO A 4 INCH BY 4 INCH STAKE; THENCE NORTH 88 DEGREES 19' WEST, 1257.32 FEET TO THE POINT OF BEGINNING OF THE ABOVE DESCRIBED PARCEL OF LAND.

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EXCEPTING THEREFROM THAT CERTAIN PARCEL OF REAL PROPERTY MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PARCEL OF LAND LOCATED IN TOWNSHIP 4 NORTH, RANGE 5 WEST, M.D.B. AND M., AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF THE 181.38 ACRE PARCEL OF JACOB YENNI, ET UX, AS DESCRIBED IN THAT DEED RECORDED IN BOOK OF OFFICIAL RECORDS, PAGE F13685, SONOMA COUNTY RECORDS; THENCE FROM SAID POINT OF BEGINNING WEST 1043.99 FEET TO A POINT IN THE CENTER OF A SMALL SLOUGH; THENCE DOWN SAID SLOUGH SOUTH 46 DEGREES EAST, 86.51 FEET; THENCE SOUTH 0 DEGREES 30' EAST, 228.00 FEET; THENCE SOUTH 5 DEGREES WEST, 95.00 FEET; SOUTH 20 DEGREES 25' WEST, 62.00 FEET; THENCE SOUTH 45 DEGREES 45' WEST, 106.00 FEET; THENCE SOUTH 35 DEGREES EAST 186.00 FEET TO THE NORTHERLY BANK OF SONOMA CREEK; THENCE ALONG SAID NORTHERLY BANK NORTH 34 DEGREES 50' 20" EAST, 70.57 FEET; THENCE NORTH 47 DEGREES 20' 30" EAST, 115.17 FEET; THENCE NORTH 60 DEGREES 33' EAST, 277.11 FEET; THENCE NORTH 69 DEGREES 47' 30" EAST, 284.10 FEET; THENCE SOUTH 83 DEGREES 03' 20" EAST, 119.38 FEET; THENCE SOUTH 82 DEGREES 15' 30" EAST, 229.59 FEET; THENCE NORTH 342.17 FEET TO THE POINT OF BEGINNING OF THE ABOVE DESCRIBED PARCEL OF LAND.

EXCEPTING ALL THAT PORTION CONVEYED TO THE STATE OF CALIFORNIA DEPARTMENT OF TRANSPORTATION RECORDED OCTOBER 19, 1990, UNDER DOCUMENT NO. 1990 0104024, OFFICIAL RECORDS OF SONOMA COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM, THAT PORTION CONVEYED TO JORDAN K. SMITH AND MARY FRANCIS SMITH, TRUSTEES UNDER TRUST AGREEMENT DATED FEBRUARY 12, 1982 RECORDED FEBRUARY 24, 1997 AS DOCUMENT NO. 1997-14695 OFFICIAL RECORDS OF SONOMA COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM ALL THAT PORTION AS CONVEYED TO MARY FRANCES SMITH, TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 12, 1982 AND CIRCLE BAR PARTNERSHIP, LP, A CALIFORNIA LIMITED PARTNERSHIP, IN THAT “BOUNDARY LINE AGREEMENT AND QUIT CLAIM DEED” RECORDED JUNE 24, 2005 AS DOCUMENT NO. 2005 89867 OFFICIAL RECORDS OF SONOMA COUNTY, CALIFORNIA.

APN: 128-491-059

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